EXHIBIT 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
THOMAS GROUP, INC.
(As Amended by Certificate of Amendment dated August 11, 2010)

The undersigned, J. Thomas Williams, certifies that he is the President of Thomas Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

(1)                                  The name of the Corporation is Thomas Group, Inc.

(2)                                  The name under which the Corporation was originally incorporated was “Thomas Group, Inc.” and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 12, 1978.

(3)                                  This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(4)                                  This Amended and Restated Certificate of Incorporation restates and integrates previous provisions and also amends the provisions of the Corporation’s Certificate of Incorporation.

(5)                                  The text of the Amended and Restated Certificate of Incorporation of the Corporation, as amended hereby, is restated to read in its entirety, as follows:

First:  The name of the Corporation is Thomas Group, Inc.

Second:  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Third:  The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Fourth:  1.                                        Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 26,200,000, consisting of:

(a)                                  25,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”); and

(b)                                 1,200,000 shares of Class B Common Stock, par value $.01 per share (“Class B Stock”).

2.                                       Provisions Relating to the Common Stock and Class B Stock.

(a)                                  Except as otherwise required by law, and subject to any special voting rights which may be conferred upon any class or series of stock of the Corporation, each holder of Common Stock shall be entitled to one vote for each share of the Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the stockholders. Except as required by law, the holders of the Class B Stock shall have no voting rights whatsoever.

(b)                                 Subject to the rights of the holders of any class or series of stock of the Corporation, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock, or otherwise.

(c)                                  Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of any class or series of stock of the Corporation having a preference over the Common Stock and Class B Stock with respect to distributions of assets upon any such liquidation, distribution or winding up, and any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock and Class B Stock, to the exclusion of the holders of shares of any other class or series of stock and any bonds, debentures, or other obligations of the Corporation.

3.                                       Reverse Split.  Effective at 6:01 p.m., eastern time, on August 13, 2010 (the “Effective Time”), each five shares of Common Stock held of record as of the Effective Time or held in the Corporation’s treasury as of the Effective Time (collectively, the “Old Common Stock”) shall be automatically reclassified and converted, without further action on the part of the holder thereof, into one share of Common Stock.  No fractional share of Common Stock shall be issued to any holder of record of Old Common Stock upon such reclassification and conversion.  From and after the Effective Time, such holder shall have no further interest as a stockholder in respect of any such fractional share and, in lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Computershare, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them.  The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the Common Stock at the time of sale.  After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall be issued, upon surrender of such certificate, a new certificate or certificates representing the appropriate number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

Nothing contained in this Section 3 is intended to amend or modify Sections 1 or 2 of this Article Fourth.

Fifth:  Any action required or permitted to be taken by the stockholders of the Corporation (including without limitation the election of Directors) shall be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Sixth:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

1.                                       To make, alter or repeal the bylaws of the Corporation;

2.                                       To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

3.                                       To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

4.                                       By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the bylaws of the Corporation and permitted by law, shall have an may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it.  The bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

5.                                       When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called upon such notice as is required by statute, sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

Seventh:  No contract or transaction between the Corporation and one or more of its Directors, officers or stockholders or between the Corporation and any person (as used herein “person” means other corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality) or other organization in which one or more of its directors, officers or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose; if: (i) the material facts as to his or her relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Eighth:  1.                                         Indemnification of Officers and Directors.  The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a Director or officer of the Corporation or (ii) while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any Director or officer who is elected and accepts the position of Director or officer of the Corporation or elects to continue to serve as a Director or officer of the Corporation or elects to continue to serve as a Director or officer of the Corporation while this Article 10 is in effect. Any repeal or amendment of this Article 10 shall be prospective only and shall not limit the rights of any such Director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article 10. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent counsel, or stockholders) that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by law, resolution of stockholders or Directors, agreement, or otherwise.

2.                                       Indemnification of Employees or Agents of the Corporation. The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

3.                                       Judicial Proceedings.  As used herein, the term “proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding; provided, however, “proceeding” shall not include any proceeding, action or suit commenced by or on behalf of the person seeking indemnification or advancement of expenses unless such proceeding was approved in advance by the Corporation’s Board of Directors.

Ninth:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Tenth:  Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designed from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of Directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

Eleventh:  The Corporation is to have perpetual existence.

Twelfth:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner, now or hereafter prescribed herein or by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Thirteenth:  No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

Fourteenth:  The Corporation expressly elects to be governed by Section 203 of the DGCL.

Fifteenth:  Notwithstanding any provisions of the Corporation’s bylaws to the contrary, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to amend, alter or repeal, or adopt any provision inconsistent with, Article II, Section 3 of the Corporation’s bylaws; Article II, Section 10 of the Corporation’s bylaws; or Article III, Section 4 of the Corporation’s bylaws.

Sixteenth:  Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to amend, alter or repeal, or adopt any provisions inconsistent with any one or more of Articles Fifth, Eighth, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth of this Certificate of Incorporation.

IN WITNESS WHEREOF, Thomas Group, Inc. has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by J. Thomas Williams, its President, and attested by Roger A. Crabb, its Secretary, on July 9, 1998.

THOMAS GROUP, INC.

By:	/s/ J. Thomas Williams
J. Thomas Williams, President

ATTEST:

/s/ Roger A. Crabb
Roger A. Crabb, Secretary